SUB-ITEM 77Q3



DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2002
FILE NUMBER 811-6463
SERIES NO.: 1



74U.  1.  Number of shares outstanding (000's Omitted)
          Class A Shares                  86,180
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B Shares                  33,393
          Class C Shares                   9,485
          Class R Shares                       4
          Institutional Class Shares           6


74V.  1.  Net asset value per share (to nearest cent)
          Class A Shares                  $12.69
      2. Net asset value per share of a second class of open-end company shares ( to nearest cent)
          Class B Shares                  $12.02
          Class C Shares                  $12.03
          Class R Shares                  $12.69
          Institutional Class Shares      $12.73